                      RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                                U.S. VISION, INC.

                     (Originally incorporated July 12, 1995)


         First: The name of the corporation (the "Corporation") is U.S. Vision, Inc.

         Second: The address of the Corporation's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at that address is The Corporation Trust Company.

         Third: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.

         Fourth: The aggregate number of shares which the Corporation shall have authority to issue is Twenty Million (20,000,000) shares in the aggregate, which shall be divided into two classes as follows: (1) Fifteen Million (15,000,000) shares of Common Stock, par value $.01 per share; and (2) Five Million (5,000,000) shares of Preferred Stock, par value $.01 per share.
         Except as otherwise required by law or as otherwise provided in this Certificate of Incorporation or in any designation of any series of Preferred Stock pursuant to a resolution of the Board of Directors, each share of Common Stock shall be entitled to one vote and the holders of the Common Stock shall exclusively possess all voting power, shall be entitled to participate equally and on the same basis as to any dividends if, as and when declared by the Board of Directors and as to the distributions in the event of any dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary.
         The Board of Directors is expressly authorized from time to time to designate one or more series of the Preferred Stock, to issue the Preferred Stock as Preferred Stock of any such series, and in connection with the designation of each such series to fix by resolution or resolutions providing for the issue of shares thereof the voting and other powers, if any, and the designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof to the fullest extent now or hereafter permitted by the laws of the State of Delaware. All series of Preferred Stock shall rank equally and

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be identical in all respects except as set forth in the resolutions of the Board of Directors of the Corporation providing for the issue of such stock.

         Fifth: No stockholder of this corporation shall, by reason of such person's holding stock of any class, have any preemptive or preferential right to purchase or subscribe to any stock of any class of this Corporation, now or hereafter to be authorized, nor for any of its notes, debentures, bonds, or other securities, whether or not the issuance of such stock, or such notes, debentures, bonds, or other securities would adversely affect the dividend or voting rights of such stockholder, other than such rights, if any, as the Board of Directors, in its discretion, may grant to the stockholders to purchase such additional securities; and the Board of Directors may issue treasury shares of any class of this Corporation, or any note, debentures, bonds, or other securities convertible into or of any class without offering the same in whole or in part to existing stockholders of any class.

         Sixth: Elections of Directors need not be by written ballot except and to the extent provided otherwise in the Bylaws of the Corporation. Cumulative voting for the election of Directors shall not be permitted.

         Seventh: The Corporation is to have perpetual existence.

         Eighth: In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized to make, amend, and repeal the Bylaws of the Corporation.

         Ninth: No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that this provision shall not eliminate or limit the liability of a director (i) for breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law is amended after the date of the filing of this Certificate of Incorporation, to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware

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General Corporation Law, as so amended, without vote of the stockholders unless required by such provisions of the Delaware General Corporation Law. Any repeal or modification of this Article 11 by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification or with respect to events occurring prior to such time.

         Tenth: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

         Eleventh: (A) Subject to the rights, if any, of the holders of any series of Preferred Stock to elect directors under specified circumstances, the number of directors may be changed from time to time only by resolution of the Board of Directors and only to a number not less than three.
(B) The directors of the Corporation shall be elected by plurality vote.
(C) Subject to applicable law and to the rights of the holders of any series of Preferred Stock with respect to such series of Preferred Stock, and unless the Board of Directors otherwise determines, newly created directorships resulting from any increase in the authorized number of directors or any vacancies on the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause shall be filled only by a majority vote of the directors then in office, though less than a quorum. Any director so chosen shall hold office for a term expiring at the next annual meeting of stockholders and until such director's successor shall have been duly elected and qualified.
(D) The entire Board of Directors, or any individual director, may be removed from office with or without cause pursuant to a majority vote of all shareholders entitled to vote at any annual or regular election of directors. The foregoing shall not be deemed to limit the right of the Board of Directors, without shareholder approval, to declare vacant the office of any director in accordance with the Bylaws of the Corporation.

         Twelfth: (A) Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she is or was (i) a director or officer of the Corporation or, at the request of the Corporation, a director or officer of any other corporation or (ii) is or was a director or officer of this Corporation or, at the request of the Corporation, a director or

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officer of any other corporation, and is or was serving as an agent of a partnership, joint venture, trust, employee benefit plan or other enterprise (hereinafter called an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a director or officer or in any other capacity while serving as a director or officer, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amount paid in settlement) reasonably incurred or suffered by such indemnitees in connection therewith; provided, however, that, except as provided in section (E) hereof with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part hereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.
(B) The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, and to the advancement of expenses, to any employee or agent of the Corporation or any person serving, at any request of the Corporation, as an employee or agent of any other corporation, partnership, joint venture, trust or other enterprise, or employee benefit plan, to the fullest extent of the provisions of section (A) with respect to the indemnification and advancement of expenses of directors and officers of the Corporation and, to the extent required by the Delaware General Corporation Law, the Corporation shall grant indemnification to any employee or agent of the Corporation.
(C) Expenses (including, without limitation, attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon the receipt of an undertaking by or on behalf of such director or officer to repay such sums if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized in Section 145 of the Delaware General Corporation Law, if and to the extent such an undertaking is required prior to such advancement under the Delaware General Corporation Law.
(D) The right of indemnification provided by this Article 12 shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in another capacity while holding such office.

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(E) The right of indemnification provided by this Article 12 shall be deemed to be a contract between the Corporation and each indemnitee who serves in such capacity, both as to action in such person's official capacity and as to action in another capacity while holding such office, at any time while this Article 12 and the relevant provisions of the Delaware General Corporation Law and other applicable law, if any, are in effect, and any repeal or modification thereof shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any proceeding theretofore or thereafter brought or threatened based in whole or in part upon any such state of facts. In any suit brought by an indemnitee to enforce a right of indemnification or advancement of expenses hereunder in which the indemnitee is successful, in whole or in part, the indemnitee shall be entitled to be paid the costs and expense incurred in prosecuting such suit. The burden of proof in any such suit shall be upon the Corporation to demonstrate that the indemnitee is not entitled to indemnification or advancement of expenses. The right of indemnification provided by this Article 12 shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.
(F) The Corporation may, but shall not be obligated to, purchase and maintain insurance to protect itself and any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against such person and incurred by such person in any capacity, or arising out of such person's status as such, whether or not the Corporation shall have the power to indemnify such person against such liability.
(G) If a claimant is entitled to indemnification by the Corporation for some portion, but less than all, of expenses, liability or losses actually and reasonably incurred by the claimant in an investigation, defense, appeal, or settlement, or in any other proceeding, then the Corporation shall nevertheless indemnify such claimant for such portion of such expenses, liabilities or losses.

         IN WITNESS WHEREOF, this Restated Certificate of Incorporation, which only restates and integrates and does not further amend the provisions of the Certificate of Incorporation of this Corporation as heretofore amended or supplemented, and there being no discrepancies between those provisions and the provisions of this Restates Certificate of Incorporation and it having been duly adopted by the Corporation's board of directors in accordance with Section 245 of the General Corporation Law of the State of Delaware, has been executed by its President and Chief Executive Officer and attested by its Secretary on this 10th day of September, 1997.



                              U.S. Vision, Inc.



                              By: /s/ William A. Schwartz, Jr.
                                  ------------------------------------------
                                  William A. Schwartz, Jr, President and CEO



Attest:


By: /s/ George E. McHenry, Jr.
    --------------------------------------
    George E. McHenry, Jr., Secretary,
    Treasurer, and Chief Financial Officer

                           CERTIFICATE OF DESIGNATION,
                         PREFERENCES, POWERS, AND RIGHTS

                                       OF

                       SERIES A CUMULATIVE PREFERRED STOCK

                                       OF

                                U.S. VISION, INC.

                               ------------------

                         Pursuant to Section 151 of the
                        Delaware General Corporation Law

         U.S. Vision, Inc., a Delaware corporation (the "Company"), hereby certifies that, pursuant to the authority contained in Article Fourth of its Certificate of Incorporation (the "Certificate"), and in accordance with the provisions of Section 151 of the Delaware General Corporation Law (the "GCL"), its Board of Directors has adopted the following resolution providing for the issuance of Series A Cumulative Preferred Stock:

          RESOLVED, that a series of the class of authorized Preferred Stock of the Company is hereby created and the Board of Directors hereby fixes the designation and amount thereof, and the voting powers, preferences, and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations, or restrictions thereon as follows:

         1. DESIGNATION OF THE SERIES; RANK. The shares of such series of preferred stock shall be designated as "Series A Cumulative Convertible Preferred Stock" (the "Series A Preferred Stock") and the number of shares constituting such series shall be 200. The par value of the Series A Preferred Stock shall be $.01 per share and the issuance price of the Series A Preferred Stock shall be $100,000 per share (the "Issuance Price"). The number of shares that may be issued may be decreased, at any time and from time to time, by resolution of the Board of Directors; provided that no decrease shall reduce the number of shares of Series A Preferred Stock to a number less than the number of such shares then outstanding. The Series A Preferred Stock shall rank senior to the common stock of the Company (the "Common Stock") and any other capital stock of the Company ranking junior to the Series A Preferred Stock as to dividends and upon liquidation, dissolution or winding up.

         2. DIVIDENDS. (a) The holders of Series A Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available therefor, cumulative annual cash dividends, payable in arrears on the first day of each January, April, July and October (each, a "Dividend Payment Date") at the following rates: (i) until December 31, 1998 (the "Fixed Rate Period"), at a rate of 9% of the Issuance Price per annum per share, and (ii) after the Fixed Rate Period, at an Adjustable Rate per annum times the Issuance Price per share. The Adjustable Rate will be determined annually and will become effective on January 1 of each year after the Fixed Rate Period. The Adjustable Rate means: (1) for the first year following the Fixed Rate Period, a rate equal to the Treasury Bond Rate (as determined below) plus 375 basis points; (2) for the second year following the Fixed Rate Period, a rate equal to the Treasury Bond Rate plus 450 basis points; (3) for the third year following the Fixed Rate Period, a rate equal to the Treasury Bond rate plus 475 basis points; (4) for the fourth year following the Fixed Rate Period, a rate equal to the Treasury Bond rate plus 500 basis points; and (5) for the fifth and each succeeding year following the Fixed Rate Period, a rate equal to the Treasury Bond Rate plus 525 basis points.

         The "Treasury Bond Rate" for each dividend period shall be the arithmetic average of the two most recent weekly per annum Ten Year Average Yields, as defined below (or the one weekly per annum Ten Year Average Yields, as defined below (or the one weekly per annum Ten Year Average Yield, if only one such Yield shall be published during the relevant period), published by the Federal Reserve Board during the period immediately prior to the ten calendar days immediately preceding the January 1, April 1, July 1 or October 1, as the case may be, prior to the dividend period for which the dividend rate on the Series A Preferred Stock is being determined. If the Federal Reserve Board does not publish such weekly per annum Ten Year Average Yield during any such period, then the Treasury Bond Rate for such dividend period shall be the arithmetic average of the two most recent weekly per annum Ten Year Average Yields (or the one weekly per annum Ten Year Average Yield, if only one such Yield shall be published during the relevant period) published during such period by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Company. If a weekly per annum Ten Year Average Yield shall not be published by the Federal Reserve Board or by any Federal Reserve Bank or by any U.S. Government department or agency during such period, then the Treasury Bond Rate for such dividend period shall be the arithmetic average of the two most recent weekly per anum average yields to maturity (or the one weekly per annum average yield to maturity, if only one such yield shall be published during the relevant period) for all of the actively traded marketable U.S. Treasury fixed interest rate securities, other than Special Securities (as defined below), then having maturities of not less than eight nor more than twelve years, published during such period by the Federal Reserve Board or, if the Federal Reserve Board shall not publish such yields, by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Company. If the Company determines in good faith that for any reason the Company cannot determine the Treasury Bond Rate for any dividend period as provided above in this paragraph, then the Treasury Bond Rate for such dividend period shall be the arithmetic average of the per annum average yields to maturity based upon the closing bids during such period for each of the issues of actively traded marketable U.S. Treasury fixed interest rate securities (other than Special Securities) with a final maturity date not less than eight nor more than twelve years from the date of each such quotation, as chosen and quoted daily for each business day in New York City (or less frequently if daily quotations shall not be generally available) to the Company by at least three recognized dealers in U.S. Government securities selected by the Company.

         "Ten Year Average Yield" means the average yield to maturity for actively traded marketable U.S. Treasury fixed interest rate securities (adjusted to constant maturities of ten years). In January 1994, the weekly per annum market discount rate for the Ten Year Average Yield was published weekly by the Federal Reserve Board in "Federal Reserve Statistical Release H. 15 (519) -- Selected Interests Rates." "Special Securities" means securities which can, at the option of the holder, be surrendered at face value in payment of any Federal estate tax or which provide tax benefits to the holder and are priced to reflect such tax benefits or which were originally issued at a deep or substantial discount.

         The Treasury Bond Rate with respect to each dividend period after the Fixed Rate Period will be calculated as promptly as practicable by the Company according to the method described herein. The Company will cause notice of the Treasury Bond Rate to be provided to each holder of Series A Preferred Stock at least three days prior to the commencement of the new dividend period to which it applies. The Treasury Bond Rate will be rounded to the nearest five-hundredths of a percentage point.

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         In the event that the Company determines in good faith that for any reason the Treasury Bond Rate cannot be determined for any dividend period, the Treasury Bond Rate or fixed rate in effect for the preceding dividend period shall be continued for such dividend period.

         The amount of dividends payable per share for each full quarterly dividend period shall be computed by dividing by four the annual rate of dividends. Dividends payable for any period other than a full quarterly dividend period shall be calculated pro rata on the basis of a year of 360 days, consisting of twelve 30-day months.

         The dividends will be payable to Series A Preferred Stock holders of record as they appear on the stock books of the Company on a record date fixed by the Board of Directors, which shall in no event be more than sixty (60) days nor less than ten (10) days prior to the Dividend Payment Date. Dividends on each share of Series A Preferred Stock accrue continuously from day to day, whether or not earned, and are cumulative from the date of issue of each share of Series A Preferred Stock, whether or not the Company at any time has funds legally available for the payment of dividends. Holders of the Series A Preferred Stock shall not be entitled to any dividends, whether payable in cash, property or securities, in excess of the full cumulative dividends described in the preceding paragraph.

         On each Dividend Payment Date prior to December 1, 1999, the quarterly dividend shall be payable at the rate specified herein in cash, out of funds legally available therefor or, at the option of the Company, by the issuance of that number of shares of Series A Preferred Stock which shall be equal to (i) the amount of the cash quarterly dividend due and payable per share of Series A Preferred Stock on such Dividend Payment Date divided by (ii) the Issuance Price.

         Any dividend which is not paid on the Dividend Payment Date on which it becomes due will be deemed to be "past due" until such dividend is paid or until the share of Series A Preferred Stock with respect to which such dividend became due is no longer outstanding, whichever is the earlier to occur. To the extent not paid, all dividends that have accrued on each share of Series A Preferred Stock (whether or not declared) will accrue interest at thirteen and one-half percent (13.5%) per annum, from and after the Dividend Payment Date, until such dividends are paid. Dividends paid on shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accumulated and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding.

         Unless full cumulative dividends on all outstanding shares of the Series A Preferred Stock have been paid or declared and set aside for payment for all past dividend periods: (i) no dividends, in cash, stock or other property, may be declared or any other distribution made upon the Common Stock or on any other stock of the Company ranking junior to the Series A Preferred Stock as to dividends (other than dividends or distributions in Common Stock or any other stock of the Company ranking junior to the Series A Preferred Stock as to dividends and upon liquidation, dissolution or winding up); and (ii) no Common Stock, or any other stock of the Company ranking junior to the Series A Preferred Stock as to dividends or upon liquidation, dissolution or winding up, may be redeemed pursuant to a sinking fund or otherwise or purchased or otherwise acquired for any consideration by the Company, except by conversion of such junior stock into, or exchange of such stock for, stock of the Company ranking junior to the Series A Preferred Stock as to dividends and upon liquidation, dissolution or winding up, provided that unless prohibited by the terms of any other outstanding series of preferred stock, any monies theretofore deposited in any sinking fund with respect to any preferred stock of the Company in compliance with this Section 2 and the provisions of such sinking fund may thereafter be applied to the purchase or redemption of such preferred stock in accordance with the terms of such sinking fund, regardless of whether at the time of such application full cumulative dividends on all outstanding shares of Series A Preferred Stock through the most recent Dividend Payment Date shall have been paid in full or declared and a sufficient sum set apart for payment thereof.

          If a dividend upon any shares of Series A Preferred Stock or any other outstanding preferred stock of the Company ranking in parity with the Series A Preferred Stock as to dividends is in arrears, all dividends or other distributions on account of such arrearage (other than dividends paid in Common Stock or any other stock of the Company ranking junior to the Series A Preferred Stock as to dividends and upon liquidation, dissolution or winding up) will be declared pro rata so that the amounts of dividends per share declared on the Series A Preferred Stock and such other series shall in all cases bear to each other the same ratio that full cumulative dividends per share at the time on the shares of Series A Preferred Stock and on such other series bear to each other.

         (b) The Company shall not permit any subsidiary of the Company to purchase or otherwise acquire for consideration any shares of stock of the Company if the Company could not, under paragraph (a) of this Section 2, redeem, purchase or otherwise acquire such shares at such time and in such manner.

         3. GENERAL, CLASS AND SERIES VOTING RIGHTS. (a) Except as provided in this Section 3 and in Section 4 hereof, or as otherwise from time to time required by law, the Series A Preferred Stock shall have no voting rights.

         So long as any shares of Series A Preferred Stock remain outstanding, the consent of the holders of at least two-thirds of the shares of Series A Preferred Stock outstanding at the time (voting separately as a class together with all other series of preferred stock ranking on a parity with the Series A Preferred Stock either as to dividends or the distribution of assets upon liquidation, dissolution or winding up and upon which like voting rights have been conferred and are exercisable) given in person or by proxy, either in writing or at any special or annual meeting called for the purpose, shall be necessary to permit, effect or validate any one or more of the following:

                  (i) The authorization, creation, issuance or reclassification of authorized stock of the Company into, or authorization, creation or issuance of any obligation or security convertible into or evidencing a right to purchase, any shares of any class of stock of the Company (including any class or series of preferred stock) ranking prior to the Series A Preferred Stock or to any other series of preferred stock which ranks on a parity with the Series A Preferred Stock as to dividends or upon liquidation, dissolution or winding up;

                  (ii) The amendment, alteration or repeal of any of the provisions of this Certificate of Designation or of these resolutions, whether by merger, consolidation or otherwise, which would materially and adversely effect the preferences, rights, powers or privileges, qualification, limitations and restrictions of the Series A Preferred Stock; provided however, that the creation, issuance or increase in the amount of authorized shares of any other series of preferred stock ranking on a parity with or junior to the Series A Preferred Stock with respect to the payment of dividends and the distribution of assets upon liquidation, dissolution and the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to materially and adversely affect such rights and powers, preferences, privileges or voting powers;

                  (iii) The entry into any agreement that would restrict the Company's ability to perform under the Securities Purchase Agreement for the Series A Preferred Stock;

                  (iv) The amendment of the Company's Certificate of Incorporation or By-Laws in any way which adversely affects the rights and preferences of the holders of the Series A Preferred Stock as a class (except that the Company may complete a reverse split of its Common Stock without the consent of the holders of the Series A Preferred Stock);

                  (v) The issuance of any of the Company's securities for a price less than fair market value; or

                  (vi) The entry by the Company or its subsidiaries into any business other than the operation of retail optical stores and the vertically integrated business of lens grinding, frame manufacturing, filling and shipping retail orders for prescriptive eyewear and contact lenses, and businesses related thereto.

         The foregoing voting provisions shall not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of Series A Preferred Stock shall have been redeemed or sufficient funds shall have been deposited in trust to effect such redemption.

         4.       ELECTION OF SERIES A DIRECTORS.
                  ------------------------------

         (a) The holders of the outstanding shares of Series A Preferred Stock shall have the exclusive right (voting separately as a class) to elect two directors of the Company (the "Series A Directors").

         (b) Upon written notice of exercise of the right to elect the Series A Directors signed by the holders of at least the minimum number of issued and outstanding shares of Series A Preferred Stock required under the GCL and the Certificate to take action by written consent, the maximum authorized number of members by the Board of Directors shall automatically be increased by the number of directors named in the notice (but not more than two) and the designees named in the notice shall be deemed elected to fill the vacancies so created by vote of the holders of the Series A Preferred Stock, with the same effect as the vote of the holders of the Series A Preferred Stock obtained at a meeting of the holders of the Series A Preferred Stock obtained at a meeting of the holders of the Series A Preferred Stock duly called and held for the purpose of voting upon the election of the Series A Directors.

         (c) In lieu of electing Series A Directors by written notice, the President of the Company shall, within 20 days after deliver to the Company at its principal office of a written request for a special meeting signed by the holders of at least 15 percent of all outstanding shares of the Series A Preferred Stock, call a special meeting of the holders of Series A Preferred Stock to be held as promptly as is practicable within 90 days after the delivery of such request for the purpose of electing Series A Directors. Each holder of Series A Preferred Stock shall be entitled in electing the Series A Directors to one vote for each share of Series A Preferred Stock held.

         The Series A Directors elected by the holders of Series A Preferred Stock shall be in addition to the number of directors, other than the Series A Directors, constituting the Board of Directors of the Company immediately prior to the Series A. Directors' election, and the maximum authorized number of members of the Board of Directors shall automatically be increased by a one-time maximum of two and the two vacancies so created shall be filled by vote of the holders of the outstanding shares of Series A Preferred Stock.

         (d) Each Series A Director shall hold office until the earliest to occur of (i) the time at which no shares of Series A Preferred Stock are outstanding, (ii) his or her death, (iii) his or her resignation, (iv) his or her removal, (v) his or her disqualification, (vi) his or her retirement, or
(vii) election by the holders of Series A Preferred Stock of a duly qualified successor at any annual or special meeting of shareholders. Subject to the limitations of the preceding sentence, Series A Directors shall serve until the next annual meeting of the shareholders of the Company, at which time the holders of Series A Preferred Stock may elect successors to the Series A Directors.

         (e) If the office of any Series A Director becomes vacant by reason of death, resignation, retirement, disqualification, removal from office or otherwise, the remaining Series A Director may choose a successor who shall hold office for the unexpired term in respect of which such vacancy occurred. Any Series A Director may be removed by, and shall not be removed otherwise than by, a majority of the votes of the holders of the outstanding shares of Series A Preferred Stock. Whenever no Series A Director is serving in office, the number of directors shall be such number as may be provided for in the Bylaws or in a resolution of the Board of Directors adopted in accordance with the Bylaws, irrespective of any increase made pursuant to the provisions of this Section 4.

         5. REDEMPTION. The Series A Preferred Stock may be redeemed at the option of the Company at any time, in whole or in part, at the price per share equal to the Issuance Price (the "Redemption Price") plus accrued and unpaid dividends, if any, up to but excluding the date fixed for redemption (subject to the right of the holder of record of shares of Series A Preferred Stock on a record date for the payment of a dividend on the Series A Preferred Stock to receive the dividend due on such shares of Series A Preferred Stock on the corresponding Dividend Payment Date).

         Except as provided below, no sinking fund, mandatory redemption or other similar provision shall apply to the Series A Preferred Stock.

         If fewer than all the outstanding shares of Series A Preferred Stock are to be redeemed, the Company will determine the shares to be redeemed pro rata as nearly as practicable, by lot, or by such other method as the Board of Directors may determine to be fair and appropriate.

         Notice of any proposed redemption of shares of Series A Preferred Stock shall be mailed by means of first class mail, postage paid, addressed to the holders of record of the shares or Series A Preferred Stock to be redeemed, at their respective addresses then appearing in the stock register of the Company, not less than thirty (30) nor more than sixty (60) days prior to the date fixed for such redemption (herein referred to as the "Redemption Date") . Each such notice shall specify (a) the Redemption Date, (b) the Redemption Price, (c) the place for payment and for delivering the stock certificate(s) and transfer instrument(s) in order to collect the Redemption Price, and (d) the shares of Series A Preferred Stock to be redeemed. Any notice mailed in such manner shall be conclusively deemed to have been duly given whether or not such notice is in fact received.

         The holder of any shares of Series A Preferred Stock redeemed upon any exercise of the Company's redemption right shall not be entitled to receive payment of the Redemption Price for such shares until such holder shall cause to be delivered to the place specified in the notice given with respect to such redemption (a) the certificate(s) representing such shares of Series A Preferred Stock or an affidavit of lost stock certificate acceptable to the Company, and (b) transfer instrument(s) satisfactory to the Company and sufficient to transfer such shares of Series A preferred Stock to the Company free of any adverse interest. No interest shall accrue on the Redemption Price of any share of Series A Preferred after its Redemption Date.

         On and after the Redemption Date for any share of Series A Preferred Stock, such share shall (provided the Redemption Price of such share, including any accrued and unpaid dividends to the Redemption Date, has been paid or properly provided for) be deemed to cease to be outstanding and all rights of any person other than the Company in such share shall be extinguished on the Redemption Date for such share (including all rights to receive future dividends with respect to such share) except for the right to receive the Redemption Price (including any accrued and unpaid dividends to the Redemption Date), without interest, for such share in accordance with the provisions of this Section 5, subject to applicable escheat laws.

         Subject to Section 2 hereof and to the following paragraph, if there is a public market for Series A Preferred Stock, the Company has the right to purchase shares of Series A Preferred Stock in the public market at such prices as may from time to time be available in the public market for such shares, and also has right at any time to acquire any shares of Series A Preferred Stock from the owner of such shares on such terms as may be agreeable to such owner. Shares of Series A Preferred Stock may be acquired by the Company from any stockholder pursuant to this paragraph without offering any other stockholder an equal opportunity to sell Series A Preferred Stock to the Company, and no purchase by the Company from any stockholder pursuant to this paragraph shall be deemed to create any right on the part of any stockholder to sell any shares of Series A Preferred Stock (or any other stock) to the Company.

         Notwithstanding the foregoing provisions of this Section 5, and subject to the provisions of Section 2 hereof, if a dividend upon any shares of Series A Preferred Stock is past due, (a) no shares of the Series A Preferred Stock may be redeemed, except (i) by means of a redemption pursuant to which all outstanding shares of the Series A Preferred Stock are simultaneously redeemed, or pursuant to which the outstanding shares of the Series A Preferred Stock are redeemed on a pro rata basis or (ii) by conversion of shares of Series A Preferred Stock into, or exchange of such shares for, Common Stock or any other stock of the Company ranking junior to the Series A Preferred Stock as to dividends and upon liquidation, dissolution or winding up, and (b) neither the Company nor any subsidiary of the Company shall purchase or otherwise acquire any shares of the Series A Preferred Stock, except pursuant to a purchase or exchange offer made on the same terms to all holders of the Series A Preferred Stock.

         6. LIQUIDATION. In the event of any voluntary or involuntary dissolution, liquidation or winding up of the Company (for the purposes of this Section, a "Liquidation"), before any distribution of assets shall be made to the holders of Common Stock or the holders of any other stock of the Company that ranks junior to the Series A Preferred Stock upon Liquidation the holder of each share of Series A Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Company available for distribution to its stockholders, an amount equal to the Redemption Price per share plus all dividends accrued and unpaid on such share up to the date of distribution of the assets of the Company to the holders of Series A Preferred Stock, and the holders of any class or series of preferred stock ranking in parity with the Series A Preferred Stock as to Liquidation shall be entitled to receive the full respective Liquidation preferences to which they are entitled and shall receive all accrued and unpaid dividends with respect to their respective shares through and including the date of distribution.

         If upon any Liquidation of the Company, the assets available for distribution to the holders of Series A Preferred Stock and any other stock of the Company ranking on a parity with the Series A Preferred Stock upon Liquidation which shall then be outstanding shall be insufficient to pay the holders of all outstanding shares of Series A Preferred Stock and all other such parity stock the full amounts (including all dividends accrued and unpaid) of the liquidating distribution to which they shall be entitled, then the holders of each series of such stock will share ratably in any such distribution of assets first in proportion to their respective Liquidation preferences until such preferences are paid in full, and then in proportion to their respective amounts accrued but unpaid dividends. After payment of any such liquidating preference and accrued dividends, the holders of the shares of the Series A Preferred Stock will not be entitled to any further participation in any distribution of assets by the Company.

         For purposes of this Section 6, a Liquidation shall not include (a) any consolidation or merger of the company with or into any other corporation in which the Company is the surviving entity, (b) any liquidation, dissolution, winding up or reorganization of the Company immediately followed by reincorporation of another corporation or (c) a sale or other disposition of all or substantially all of the Company's assets to another corporation unless in connection therewith the Liquidation of the Company is specifically approved by the holders of the Series A Preferred Stock.

         The holder of any shares of Series A Preferred Stock shall not be entitled to receive any payment owed for such shares under this Section 6 until such holder shall cause to be delivered to the Company (a) the certificate(s) representing such shares of Series A Preferred Stock or an affidavit of lost stock certificates reasonable acceptable to the Company and (b) transfer instrument(s) satisfactory to the Company and sufficient to transfer such shares of Series A Preferred Stock to the Company free of any adverse interest. As in the case of the Redemption Price, no interest shall accrue on any payment upon Liquidation after the due date thereof.

         7. PAYMENTS. The Company may provide funds for any payment of the Redemption Price prior to the Redemption Date for any shares of Series A Preferred Stock or any amount distributable with respect to any Series A Preferred Stock under Section 6 hereof by depositing such funds with a bank or trust company selected by the Company having a net worth of at least $100,000,000 and having its principal place of business in New York, New York, Pittsburgh, Pennsylvania or Dallas, Texas, in trust for the benefit of the holders of such shares of Series A Preferred Stock under arrangements providing irrevocably for payment upon satisfaction of any conditions to such payment by the holders of such shares of Series A Preferred Stock which shall reasonably be required by the Company. The Company shall be entitled to make any deposit of funds contemplated by this Section 7 under arrangements designed to permit such funds to generate interest or other income for the Company, and the Company shall be entitled to receive all interest and other income earned by any funds while they shall be deposited as contemplated by this Section 7, provided that the Company shall maintain on deposit funds sufficient to satisfy all payments which the deposit arrangement shall have been established to satisfy. If the conditions precedent to the disbursement of any funds deposited by the Company pursuant to this Section 7 shall not have been satisfied within two years after the establishment of such funds, then (a) such funds shall be returned to the Company upon its request; (b) after such return, such funds shall be free of any trust which shall have been impressed upon them; (c) the person entitled to the payment for which such funds shall have been originally intended shall have the right to look only to the Company for such payment, subject to applicable escheat laws; and (d) the trustee which shall have held such funds shall be relieved of any responsibility for such funds upon the return of such funds to the Company.

         Any payment which may be owed for the payment of the Redemption Price for any shares of Series A Preferred Stock pursuant to Section 5 hereof or the payment of any amount distributable with respect to any shares of Series A Preferred Stock under Section 6 hereof shall be deemed to have been "paid or properly provided for" upon the earlier to occur of: (a) the date upon which funds sufficient to make such payment shall be deposited in a manner contemplated by the preceding paragraph or (b) the date upon which a check payable to the person entitled to receive such payment shall be delivered to such person or mailed to such person at either the address of such person then appearing on the books of the Company or such other address as the Company shall deem reasonable.

         8. STATUS OF REACQUIRED SHARES OF SERIES A PREFERRED STOCK. Shares of Series A Preferred Stock issued and reacquired by the Company (including, without limitation, shares of Series A Preferred Stock which have been redeemed, pursuant to the terms of Section 5 hereof) shall have the status of authorized and unissued shares of preferred stock, undesignated as to series, subject to later issuance.

         9. FRACTIONAL SHARES. In the event the holder of Series A Preferred Stock shall be entitled to receive a fractional interest in a share of Series A Preferred Stock of less than one one-hundredth of one share, except as otherwise provided herein, the Company shall either, in the sole discretion of the Board of Directors, (a) round such fractional interest up to the next one hundredth of one whole share of Series A Preferred Stock or Common Stock, as the case may be, or (b) deliver cash in the amount of the fair market value (as determined by the Board of Directors or in any manner prescribed by the Board of Directors) of such fractional interest.

         10. PREEMPTIVE RIGHTS. The Series A Preferred Stock is not entitled to any preemptive or subscription rights in respect of any securities of the Company.

         11. INFORMATION RIGHT. The Company will provide to or make available to the holder of the Series A Preferred Stock, as the case may be, the same information, reports and notices as it provides to, or makes available to, any holder of its capital stock. Upon the holder's reasonable request (on behalf of itself or any other holder), the Company shall make its senior management, including, without limitation, Company's chairman, president, chief executive officer, chief financial officer, vice presidents, treasurer and secretary, available to meet with the holder and such advisors as the holder deems appropriate to discuss the business and affairs of Company, including, without limitation, Company's past performance, financial statements, financial condition, projections and forecasts.

         12. LEGAL HOLIDAYS. In any case where any Dividend Payment Date, or any Redemption Date shall not be a Business Day (as defined below), then (notwithstanding any other provision of these resolutions or of the Series A Preferred Stock) payment of a dividend due or a Redemption Price need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Dividend Payment Date or Redemption Date, provided that, for purposes of computing such payment, no interest shall accrue for the period from and after such Dividend Payment Date or Redemption Date, as the case may be. As used in this Section 12, "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York, New York or Pittsburgh, Pennsylvania or Dallas, Texas are authorized or obligated by law or executive order to close.

         13. Conversion. Each share of Series A Preferred Stock shall, at the option of the record holder of Series A Preferred Stock, be convertible into that number of shares of common stock, $0.01 par value per share of the Company (the "Common Stock"), equal to the liquidation preference thereof plus (i) all accrued but unpaid Quarterly Dividends thereon and (ii) any accrued but unpaid interest in respect of "past due" Quarterly Dividends, divided by the Offering Price Per Share, as hereinafter defined, upon the closing of a public offering (the "Offering") of Common Stock registered under the provisions of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder during calendar year 1997. The price per share of Common Stock in the Offering is referred to herein as the "Offering Price Per Share." The conversion shall be effective on the date the record holder of Series A Preferred Stock elects to convert the Series A Preferred Stock to shares of Common Stock.


         IN WITNESS WHEREOF, U.S. VISION, INC. has caused this certificate to be signed by its President, and attested by its Secretary, as of the 10th day of September, 1997.


                                 U.S. VISION, INC.


                                By:   /s/ William A. Schwartz, Jr.
                                   -------------------------------------
                                      William A. Schwartz, Jr. President


ATTEST:



By:   /s/ George E. McHenry, Jr.
   ------------------------------------
      George E. McHenry, Jr., Secretary

                           CERTIFICATE OF DESIGNATION,
                         PREFERENCES, POWERS, AND RIGHTS

                                       OF

                 SERIES C CUMULATIVE CONVERTIBLE PREFERRED STOCK

                                       OF

                                U.S. VISION, INC.

                                 --------------

                         Pursuant to Section 151 of the
                        Delaware General Corporation Law

         U.S. Vision, Inc., a Delaware corporation (the "Company"), hereby certifies that, pursuant to the authority contained in Article Fourth of its Certificate of Incorporation (the "Certificate"), and in accordance with the provisions of Section 151 of the Delaware General Corporation Law (the "GCL"), its Board of Directors has adopted the following resolution providing for the issuance of Series C Cumulative Convertible Preferred Stock:

         RESOLVED, that a series of the class of authorized Preferred Stock of the Company is hereby created and the Board of Directors hereby fixes the designation and amount thereof, and the voting powers, preferences, and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations, or restrictions thereon as follows:

         1. DESIGNATION OF THE SERIES: RANK. The shares of such series of preferred stock shall be designated as "Series C Cumulative Convertible Preferred Stock" (the "Series C Preferred Stock") and the number of shares constituting such series shall be 300,000. The par value of the Series C Preferred Stock shall be $.01 per share and the issuance price of the Series C Preferred Stock shall be $63.50 per share (as adjusted for any stock dividends, combinations, splits or recapitalizations ("Recapitalization Events"), the "Issuance Price"). The Series C Preferred Stock shall rank senior to all capital stock of the Company as to dividends and upon liquidation, dissolution or winding up.

         2.       DIVIDENDS.
                  ---------

                  (a) The holders of the Series C Preferred Stock shall be entitled to receive cumulative quarterly dividends (the "Quarterly Dividends"), payable in arrears on the first day of each January, April, July and October (each, a "Dividend Payment Date"). On each Dividend Payment Date prior to December 1, 1999, the Quarterly Dividend shall be payable at the rate of nine percent (9.0%) per annum and shall be equal to $1.42875 per share (as adjusted for Recapitalization Events), in cash, out of funds legally available therefor or, at the option of the Company, by the issuance of that number of shares of Series C Preferred Stock which shall be equal to (i) the amount of the cash Quarterly Dividend due and payable per share of Series C Preferred Stock on such Dividend Payment Date divided by (ii) the Issuance Price. On each Dividend Payment Date after December 1, 1999, the Quarterly Dividend shall be payable only in cash, out of funds legally available therefor, at the rate of twenty-five percent (25.0%) per annum and shall equal $3.96875 per share (as adjusted for Recapitalization Events).

         Dividends payable for any period other than a full quarterly dividend period shall be calculated by multiplying the appropriate dividend rate by a fraction, the numerator of which is equal to the actual number of days in such period and the denominator of which is equal to a year of 360 days.

         The Quarterly Dividends will be payable to holders of record of Series C Preferred Stock as they appear on the stock books of the Company on a record date fixed by the Board, which shall in no event be more than sixty (60) days nor less than ten (10) days prior to the Dividend Payment Date. Dividends on each share of Series C Preferred Stock accrue continuously from day to day, whether or not earned, and are cumulative from the date of issue of each share of Series C Preferred Stock, whether or not the Company at any time has funds legally available for the payment of dividends. Holders of the Series C Preferred Stock shall not be entitled to any dividends, whether payable in cash, property or securities, in excess of the full cumulative dividends described in the preceding paragraph.

         Any Quarterly Dividend which is not paid on the Dividend Payment Date on which it becomes due will be deemed to be "past due" until such Quarterly Dividend is paid or until the share of Series C Preferred Stock with respect to which such Quarterly Dividend became due is no longer outstanding, whichever is the earlier to occur. To the extent past due, all Quarterly Dividends that have accrued on each share of Series C Preferred Stock (whether or not declared) will accrue interest at a rate per annum equal to 25% from and after the Dividend Payment Date, until such Quarterly Dividends are paid. Quarterly Dividends paid on shares of Series C Preferred Stock in an amount less than the total amount of such Quarterly Dividends at the time accumulated and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding.

         Unless full cumulative Quarterly Dividends on all outstanding shares of the Series C Preferred Stock have been paid or declared and set aside for payment for all past dividend periods: (A) no dividends, in cash, stock or other property, may be declared or any other distribution made upon any other capital stock of the Company; and (B) no other capital stock of the Company may be redeemed pursuant to a sinking fund or otherwise purchased or otherwise acquired for any consideration by the Company.

         (b) The Company shall not permit any subsidiary of the Company to purchase or otherwise acquire for consideration any shares of stock of the Company if the Company could not, under paragraph (a) of this Section 2, redeem, purchase or otherwise acquire such shares at such time and in such manner.

         3.       GENERAL, CLASS AND SERIES VOTING RIGHTS.

         (a) Except as provided in this Section 3 and in Section 4 hereof, or as otherwise from time to time required by law, the Series C Preferred Stock shall have no voting rights.

         So long as any shares of Series C Preferred Stock remain outstanding, the consent of the holders of at least two-thirds of the shares of Series C Preferred Stock outstanding at the time (voting separately as a class) given in person or by proxy, either in writing or at any special or annual meeting called for the purpose, shall be necessary to permit, effect or validate any one or more of the following:

                  (i) The authorization, creation, issuance or reclassification of authorized stock of the Company into, or authorization, creation or issuance of any obligation or security convertible into or evidencing a right to purchase, any shares of any class of stock of the Company (including any class or series of preferred stock) ranking prior to the Series C Preferred Stock;

                  (ii) The amendment, alteration or repeal of any of the provisions of this Certificate of Designation or of these resolutions, whether by merger, consolidation or otherwise, which would materially and adversely affect the preferences, rights, powers or privileges, qualification, limitations and restrictions of the Series C Preferred Stock;

                  (iii) The entry into any agreement that would restrict the Company's ability to perform under the Securities Purchase Agreement or the Series C Preferred Stock;

                  (iv) The amendment of the Company's Certificate of Incorporation or By-Laws in any way which adversely affects the rights and preferences of the holders of the Series C Preferred Stock as a class;

                  (v) The issuance of any of the Company's securities or pursuant to management compensation plans approved by the Board;

                  (vi) The entry by the Company or its subsidiaries into any business other than the operation of retail optical stores and the vertically integrated business of lens grinding, frame manufacturing, filling and shipping retail orders for prescriptive eyewear and contact lenses, and businesses related thereto; or

                  (vii) The sale of substantially all of the assets or stock of the Company (whether by merger, consolidation or otherwise) without, as part of such transaction, effecting the redemption of all outstanding preferred stock of the Company owned by the holders of the Series C Preferred Stock.

         The foregoing voting provisions shall not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of Series C Preferred Stock shall have been redeemed or sufficient funds shall have been deposited in trust to effect such redemption.

         4.       ELECTION OF SERIES C DIRECTORS.

                  (a) The holders of the outstanding shares of Series C Preferred Stock shall have the exclusive right (voting separately as a class) to elect two directors of the Company (the "Series C Directors").

                  (b) Upon written notice of exercise of the right to elect the Series C Directors signed by the holders of at least the minimum number of issued and outstanding shares of Series C Preferred Stock required under the GCL and the Certificate to take action by written consent, the maximum authorized number of members of the Board shall automatically be increased by the number of directors named in the notice (but not more than two) and the designees named in the notice shall be deemed elected to fill the vacancies so created by vote of the holders of the Series C Preferred Stock, with the same effect as the vote of the holders of the Series C Preferred Stock obtained at a meeting of the holders of the Series C Preferred Stock duly called and held for the purpose of voting upon the election of the Series C Directors.

                  (c) In lieu of electing Series C Directors by written notice, the President of the Company shall, within 20 days after delivery to the Company at its principal office of a written request for a special meeting signed by the holders of at least 15 percent of all outstanding shares of the Series C Preferred Stock, call a special meeting of the holders of Series C Preferred Stock to be held as promptly as is practicable within 90 days after the delivery of such request for the purpose of electing Series C Directors. Each holder of Series C Preferred Stock shall be entitled in electing the Series C Directors to one vote for each share of Series C Preferred Stock held.

         The Series C Directors elected by the holders of Series C Preferred Stock shall be in addition to the number of directors, other than the Series C directors (any directors of the Company elected by the holders of the Company's Series A Cumulative Preferred Stock having already resigned their positions as directors), constituting the Board immediately prior to the Series C Directors' election, and the maximum authorized number of members of the Board shall automatically be increased by a one-time maximum of two and the two vacancies so created shall be filled by vote of the holders of the outstanding shares of Series C Preferred Stock.

         (d) Each Series C Director shall hold office until the earliest to occur of (i) the time at which no shares of Series C Preferred Stock are outstanding, (ii) his or her death, (iii) his or her resignation, (iv) his or her removal, (v) his or her disqualification, (vi) his or her retirement, or
(vii) the election by the holders of Series C Preferred Stock of a duly qualified successor at any annual or special meeting of shareholders of the Company. Subject to the limitations of the preceding sentence, Series C Directors shall serve until the next annual meeting of the shareholders of the Company, at which time the holders of Series C Preferred Stock may elect successors to the Series C Directors.

         (e) If the office of any Series C Director becomes vacant by reason of death, resignation, retirement, disqualification, removal from office or otherwise, the remaining Series C Director may choose a successor who shall hold office for the unexpired term in respect of which such vacancy occurred. Any Series C Director may be removed by, and shall not be removed otherwise than by, a majority of the votes of the holders of the outstanding shares of Series C Preferred Stock. Whenever no Series C Director is entitled to serve in office, the number of directors shall be such number as may be provided for in the By-Laws or in a resolution of the Board adopted in accordance with the By-Laws, irrespective of any increase made pursuant to the provisions of this Section 4.

         5. REDEMPTION. The Series C Preferred Stock may be redeemed at the option of the Company at any time, in whole or in part, at the price per share equal to the Issuance Price plus accrued and unpaid dividends, if any, up to but excluding the date fixed for redemption (subject to the right of the holder of record of shares of Series C Preferred Stock on a record date for the payment of a Quarterly Dividend on the Series C Preferred Stock to receive the Quarterly Dividend due on such shares of Series C Preferred Stock on the corresponding Dividend Payment Date) (the "Redemption Price").

         Except as provided below, no sinking fund, mandatory redemption or other similar provision shall apply to the Series C Preferred Stock.

         If fewer than all the outstanding shares of Series C Preferred Stock are to be redeemed, the Company will determine the shares to be redeemed pro rata as nearly as practicable, by lot, or by such other method as the Board may determine to be fair and appropriate.

         Notice of any proposed redemption of shares of Series C Preferred Stock shall be mailed by means of first class mail, postage paid, addressed to the holders of record of the shares of Series C Preferred Stock to be redeemed, at their respective addresses then appearing in the stock register of the Company, not less than thirty (30) nor more than sixty (60) days prior to the date fixed for such redemption (herein referred to as the "Redemptive Date"). Each such notice shall specify (a) the Redemption Date, (b) the Redemption Price, (c) the place for payment and for delivering the stock certificate(s) and transfer instrument(s) in order to collect the Redemption Price, and (d) the shares of Series C Preferred Stock to be redeemed. Any notice mailed in such manner shall be conclusively deemed to have been duly given whether or not such notice is in fact received.

         The holder of any shares of Series C Preferred Stock redeemed upon any exercise of the Company's redemption right shall not be entitled to receive payment of the Redemption Price for such shares until such holder shall cause to be delivered to the place specified in the notice given with respect to such redemption (e) the certificate(s) representing such shares of Series C Preferred Stock or an affidavit of lost stock certificate acceptable to the Company (no bond shall be required to accompany such affidavit), and (f) transfer instrument(s) satisfactory to the Company and sufficient to transfer such shares of Series C Preferred Stock to the Company free of any adverse interest. No interest shall accrue on the Redemption Price of any shares of Series C Preferred Stock after its Redemption Date (provided the Redemption Price of such shares has been paid or properly provided for).

         On or after the Redemption Date for any share of Series C Preferred Stock, such share shall (provided the Redemption Price of such share has been paid or properly provided for) be deemed to cease to be outstanding and all rights of any person other than the Company in such shares shall be extinguished on the Redemption Date for such share (including all rights to receive future dividends with respect to such share) except for the right to receive the Redemption Price, without interest, for such share in accordance with the provisions of this Section 5, subject to applicable escheat laws.

         Subject to Section 2 hereof and to the following paragraph, if there is a public market for the Series C Preferred Stock, the Company has the right to purchase shares of Series C Preferred Stock in the public market at such prices as may from time to time be available in the public market for such shares, and also has right at any time to acquire any shares of Series C Preferred Stock from the owner of such shares on such terms as may be agreeable to such owner. Shares of Series C Preferred Stock may be acquired by the Company from any stockholder pursuant to this paragraph without offering any other stockholder an equal opportunity to sell Series C Preferred Stock to the Company, and no purchase by the Company from any stockholder pursuant to this paragraph shall be deemed to create any right on the part of any stockholder to sell any shares of Series C Preferred Stock (or any other stock) to the Company.

         Notwithstanding the foregoing provisions of this Section 5, and subject to the provisions of Section 2 hereof, if a dividend upon any shares of Series C Preferred Stock is past due, (g) no shares of the Series C Preferred Stock may be redeemed, except by means of a redemption pursuant to which all outstanding shares of the Series C Preferred Stock are simultaneously redeemed, or pursuant to which the outstanding shares of the Series C Preferred Stock are redeemed on a pro rata basis or (h) neither the Company nor any subsidiary of the Company shall purchase or otherwise acquire any shares of the Series C Preferred Stock, except pursuant to a purchase or exchange offer made on the same terms to all holders of the Series C Preferred Stock.

         6. LIQUIDATION. In the event of any voluntary or involuntary dissolution, liquidation or winding up of the Company (for the purposes of this Section 6, a "Liquidation"), before any distribution of assets shall be made to the holders of any capital stock of the Company upon Liquidation the holder of each share of Series C Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Company available for distribution to its stockholders, an amount equal to the Redemption Price to the holders of Series C Preferred Stock plus any accrued and unpaid interest on any dividends on the shares of Series C Preferred Stock deemed to be "past due."

         If upon any Liquidation of the Company, the assets available for distribution to the holders of Series C Preferred Stock which shall then be outstanding shall be insufficient to pay the holders of all outstanding shares of Series C Preferred Stock the full amounts (including all dividends accrued and unpaid) of the liquidating distribution to which they shall be entitled, then the holders of such stock will share ratably in any such distribution of assets first in proportion to their respective Liquidation preferences (excluding accrued but unpaid dividends) until such preferences are paid in full, and then in proportion to their respective amounts of accrued but unpaid dividends. After payment of any such liquidating preference, accrued dividends and accrued interest on "past due" dividends, the holders of shares of the Series C Preferred Stock will not be entitled to any further participation in any distribution of assets by the Company.

         For purposes of this Section 6, a Liquidation shall not include (a) any consolidation or merger of the Company with or into any other corporation in which the Company is the surviving entity, (b) any liquidating, dissolution, winding up or reorganization of the Company immediately followed by reincorporation of another corporation or (c) a sale or other disposition of all or substantially all of the Company's assets to another corporation unless in connection therewith the Liquidation of the Company is specifically approved by the holders of the Series C Preferred Stock.

         The holder of any shares of Series C Preferred Stock shall not be entitled to receive any payment owed for such shares under this Section 6 until such holder shall cause to be delivered to the Company (d) the certificate(s) representing such shares of Series C Preferred Stock or an affidavit of lost stock certificates reasonably acceptable to the Company (provided that no bond shall be required to accompany the affidavit) and (e) transfer instrument(s) satisfactory to the Company and sufficient to transfer such shares of Series C Preferred Stock to the Company free of any adverse interest. As in the case of the Redemption Price, no interest shall accrue on any payment upon Liquidation after the due date thereof (provided that the Liquidation payment hereunder is made when due).

         7. PAYMENTS. The Company may provide funds for any payment of the Redemption Price prior to the Redemption Date for any shares of Series C Preferred Stock or any amount distributable with respect to any Series C Preferred Stock or any amount distributable with respect to any Series C Preferred Stock under Section 6 hereof by depositing such funds with a bank or trust company selected by the Company having a net worth of at least $100,000,000.00 and having its principal place of business in New York, New York, Pittsburgh, Pennsylvania or Dallas, Texas, in trust for the benefit of the holders of such shares of Series C Preferred Stock under arrangements providing irrevocably for payment upon satisfaction of any conditions to such payment by the holders of such shares of Series C Preferred Stock which shall reasonably be required by the Company. The Company shall be entitled to make any deposit of funds contemplated by this Section 7 under arrangements designed to permit such funds to generate interest or other income for the Company, and the Company shall be entitled to receive all interest and other income earned by any funds while they shall be deposited as contemplated by this Section 7, provided that the Company shall maintain on deposit funds sufficient to satisfy all payments which the deposit arrangement shall have been established to satisfy. If the conditions precedent to the disbursement of any funds deposited by the Company pursuant to this Section 7 shall not have been satisfied within two years after the establishment of such funds, then (a) such funds shall be returned to the Company upon its request;
(b) after such return, such funds shall be free of any trust which shall have been impressed upon them; (c) the person entitled to the payment for which such funds shall have been originally intended shall have the right to look only to the Company for such payment, subject to applicable escheat laws; and (d) the trustee which shall have held such funds shall be relieved of any responsibility for such funds upon the return of such funds to the Company.

         Any payment which may be owed for the payment of the Redemption Price for any shares of Series C Preferred Stock pursuant to Section 5 hereof or the payment of any amount distributable with respect to any shares of Series C Preferred Stock under Section 6 hereof shall be deemed to have been "paid or properly provided for" upon the earlier to occur of: (e) the date upon which funds sufficient to make such payment shall be deposited in a manner contemplated by the preceding paragraph or (f) the date upon which a check payable to the person entitled to receive such payment shall be delivered to such person or mailed to such person at either the address of such person then appearing on the books of the Company or such other address as the Company shall deem reasonable.

         8. STATUS OF REACQUIRED SHARES OF SERIES C PREFERRED STOCK. Shares of Series C Preferred Stock issued and reacquired by the Company (including, without limitation, shares of Series C Preferred Stock which have been redeemed pursuant to the terms of Section 5 hereof or converted pursuant to the provisions of Section 11 hereof) shall have the status of authorized and unissued shares of preferred stock, undesignated as to series, subject to later issuance.

         9. FRACTIONAL SHARES. In the event the holder of Series C Preferred Stock shall be entitled to receive a fractional interest in a share of Series C Preferred Stock of less than one one-hundredth of one share, except as otherwise provided herein, the Company shall either, in the sole discretion of the Board,
(a) round such fractional interest up to the next one-hundredth of one whole share of Series C Preferred Stock or (b) deliver cash in the amount of the fair market value (as determined by the Board or in any manner prescribed by the Board) of such fractional interest.

         10. PREEMPTIVE RIGHTS. The Series C Preferred Stock is not entitled to any preemptive or subscription rights in respect of any securities of the Company.

         11. MANDATORY CONVERSION. Each share of Series C Preferred Stock shall automatically convert into that number of shares of common stock, $10.00 par value per share of the Company (the "Common Stock"), equal to the liquidation preference thereof plus accrued but unpaid Quarterly Dividends thereon plus any accrued but unpaid interest in respect of "past due" Quarterly Dividends divided by the Offering Price Per Share, as hereinafter defined, upon the closing of a public offering (the "Offering") of Common Stock registered under the provisions of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, in which the net proceeds (that is, gross Offering Proceeds less the applicable underwriting discounts and commissions) to the Company as a result of the Offering equal or exceed Twenty-Five Million Dollars ($25,000,000.00) and the pre-offering valuation for the Company's common equity equals or exceeds One Hundred Million Dollars ($100,000,000.00). The price per share of Common Stock in the Offering is referred to herein as the "Offering Price Per Share."

         12. INFORMATION RIGHT. The Company will provide to or make available to the holder of the Series C Preferred Stock, as the case may be, the same information, reports and notices as it provides to, or makes available to, any holder of its capital stock. Upon the holder's reasonable request (on behalf of itself or any other holder), the Company shall make its senior management, including, without limitation, Company's chairman, president, chief executive officer, chief financial officer, vice presidents, treasurer and secretary, available to meet with the holder and such advisors as the holder deems appropriate to discuss the business and affairs of the Company, including, without limitation, Company's past performance, financial statements, financial condition, projections and forecasts.

         13. LEGAL HOLIDAYS. In any case where any Divided Payment Date, or any Redemption Date shall not be a Business Day (as defined below), then (notwithstanding any other provision of these resolutions or of the Series C Preferred Stock) payment of a divided due or a Redemption Price need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Dividend Payment Date or Redemption Date, provided that, for purposes of computing such payment, no interest shall accrue for the period from and after such Dividend Payment Date or Redemption Date, as the case may be. As used in this Section 13, "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York, New York are authorized or obligated by law or executive order to close.

         14. STOCK TO BE RESERVED. The Company will at all times reserve and keep available out of its authorized Common Stock, solely for the purpose of issuance upon the conversion of the Series C Preferred Stock as herein provided, such number of shares of Common Stock as shall then be issuable upon the conversion of all outstanding shares of the Series C Preferred Stock. The Company covenants that all shares of Common Stock which shall be so issued shall be duly and validly issued and fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof. The Company will take all such action as may be necessary to ensure that all such shares of Common Stock may be issued without violation of any applicable law or regulation, or of any requirement of any national securities exchange upon which the Common Stock may be listed.

         15. CONVERSION. Each share of Series C Preferred Stock shall, at the option of the record holder of Series C Preferred Stock, be convertible into that number of shares of common stock, $0.01 par value per share of the Company (the "Common Stock"), equal to the liquidation preference thereof plus (i) accrued but unpaid Quarterly Dividends thereon and (ii) any accrued but unpaid interest in respect of "past due" Quarterly Dividends, divided by the Offering Price Per Share, as hereinafter defined, upon the closing of a public offering (the "Offering") of Common Stock registered under the provisions of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder during calendar year 1997. The price per share of Common Stock in the Offering is referred to herein as the "Offering Price Per Share." The conversion shall be effective on the date the record holder of Series C Preferred Stock elects to convert the Series C Preferred Stock to shares of Common Stock

         IN WITNESS WHEREOF, U.S. VISION, INC. has caused this certificate to be signed by its President, and attested by its Secretary, as of the 10th day of September, 1997.



                                    U.S. VISION, INC.



                                    By:   /s/ William A. Schwartz, Jr.
                                       --------------------------------------
                                          William A. Schwartz, Jr., President



ATTEST:



By:   /s/ George E. McHenry, Jr.
   ------------------------------------
      George E. McHenry, Jr., Secretary